EXHIBIT 2.1 – Agreement and Plan of Merger

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of March 15, 2010 (the “Agreement”), is made by and among BLUESTAR FINANCIAL GROUP, INC., a Nevada corporation ("BSFG"), BLUESTAR ACQUISTION CORPORATION, an Arizona corporation (“Merger Sub”) and YOUCHANGE, INC., an Arizona corporation ("Youchange").

RECITALS
A.           BSFG has formed Merger Sub for the purpose of merging it with and into Youchange and acquiring all of the outstanding capital stock of Youchange whereby Youchange would become a wholly-owned subsidiary of BSFG.

B.           The Board of Directors of BSFG, Merger Sub and Youchange have each (i) determined that the Merger (as defined below) is advisable and fair and in the best interests of their respective stockholders and (ii) approved this Agreement and the transactions contemplated thereby upon the terms and subject to the conditions set forth in this Agreement.

AGREEMENT

NOW THEREFORE, in consideration of the respective covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows.

SECTION 1
DEFINITIONS

1.1 Unless the context otherwise requires, the terms defined in this Section 1 will have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined.

"BSFG Balance Sheet" means BSFG's unaudited condensed consolidated balance sheet at December 31, 2009.

"BSFG Board" means the Board of Directors of BSFG.

"BSFG Common Stock" means BSFG's Common Stock, par value $0.001 per share.

"Affiliate" means any Person that directly or indirectly controls, is controlled by or is under common control with the indicated Person.

"Agreement" means this Agreement and Plan of Merger, including all Schedules and Exhibits hereto, as this Agreement and Plan of Merger may be from time to time amended, modified or supplemented by agreement of the parties.

"Youchange Board" means the Board of Directors of Youchange.

 "Youchange Shares" means the (i) 6,500,000 issued and outstanding shares of Youchange Common Stock, all of which are held of record by the Youchange shareholders and (ii) 666,667 shares of Youchange Common Stock plus additional shares for all accrued interest on the Notes, which in the aggregate are to be issued to the Noteholders upon conversion of the Notes.

"Closing Date" has the meaning set forth in Section 3.

"Code" means the United States Internal Revenue Code of 1986, as amended.

"Commission" means the United States Securities and Exchange Commission or any other federal agency then administering the Securities Act or any successor statute.

"Company Indemnified Party" has the meaning set forth in Section 11.2.

"Contract" means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

"Damages" means the actual losses, damages, liabilities, penalties, Taxes, interest and expenses (including reasonable attorneys' fees and disbursements and other out-of-pocket expenses and costs incurred in connection with mitigating the Loss and investigating, preparing, settling or defending any pending or threatened action, claim or proceeding (including those brought by third Persons)).

"Disclosure Schedule" means the several schedules referred to and identified herein, setting forth certain disclosures, exceptions and other information, data and documents referred to at various places throughout this Agreement.

"Environmental Laws" means any Law or other requirement relating to the environment, natural resources, or public or employee health and safety.

"Environmental Permit" means all licenses, permits, authorizations, approvals, franchises and rights required under any applicable Environmental Law or Order.

"Equity Security" means any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible into or exchangeable for, with or without consideration, any stock or similar security, or any security carrying any warrant, right or option to subscribe to or purchase any shares of capital stock, or any such warrant or right.

"ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended.

"Exchange" has the meaning set forth in Section 2.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same are in effect from time to time.

"Exchange Shares" means the shares of BSFG Common Stock being issued to the recipients of the Merged Interests pursuant hereto equal to the product of the number of shares of Youchange Common Stock held by such recipient multiplied by three (3).

"Exhibits" means the several exhibits referred to and identified in this Agreement.

"GAAP" means, with respect to any Person, United States generally accepted accounting principles applied on a consistent basis with such Person's past practices.

"Governmental Authority" means any federal or national, state or provincial, municipal or local government governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, political subdivision, commission, court, tribunal, official, arbitrator or arbitral body, in each case whether United States or non-United States with jurisdiction over any party hereto.

"Indebtedness" means any obligation, contingent or otherwise.  Any obligation secured by a Lien on, or payable out of the proceeds of, or production from, property of the relevant party will be deemed to be Indebtedness.

"Intellectual Property" means all industrial and intellectual property, including, without limitation, all United States and non-United States patents, patent applications, patent rights, trademarks, trademark applications, common law trademarks, Internet domain names, trade names, service marks, service mark applications, common law service marks, and the goodwill associated therewith, copyrights, in both published and unpublished works, whether registered or unregistered, copyright applications, franchises, licenses, know-how, trade secrets, technical data, designs, customer lists, confidential and proprietary information, processes and formulae, all computer software programs or applications, layouts, inventions, development tools and all documentation and media constituting, describing or relating to the above, including manuals, memoranda, and records, whether such intellectual property has been created, applied for or obtained anywhere throughout the world.

"Intellectual Property Assets" has the meaning set forth in Section 5.17 below.

"Laws" means, with respect to any Person, any United States or non-United States federal,  national, state, provincial, local, municipal, international, multilateral or other law (including common law), constitution, statute, code, ordinance, rule, regulation or treaty applicable to such Person.

"Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including, without limitation, any conditional sale or other title retention agreement, any lease in the nature thereof and the filing of or agreement to give any financing statement under the Uniform Commercial Code of any jurisdiction and including any lien or charge arising by Law.

"Material BSFG Contract" means any and all agreements, contracts, arrangements, leases, commitments or otherwise, of BSFG, of the type and nature that BSFG is required to file with the Commission.

"Material Adverse Effect" means, when used with respect to BSFG or Youchange, as the case may be, any change, effect or circumstance which, individually or in the aggregate, (a) has a material adverse effect on the business, assets, financial condition or results of operations of BSFG or Youchange, as the case may be, in each case taken as a whole or (b) materially impairs the ability of BSFG or Youchange, as the case may be, to perform its (or their) obligations under this Agreement, excluding any change, effect or circumstance resulting from (i) the announcement, pendency or consummation of the transactions contemplated by this Agreement, (ii) changes in the United States securities markets generally, or (iii) changes in general economic, currency exchange rate, political or regulatory conditions in industries in which BSFG or Youchange, as the case may be, operate.

"Order" means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any Governmental Authority.

"Ordinary Course of Business" means an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

(a)  such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority); in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

"Organizational Documents" means (a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the articles or certificate of formation and operating agreement of a limited liability company; (e) any other document performing a similar function to the documents specified in clauses (a), (b), (c) and (d) adopted or filed in connection with the creation, formation or organization of a Person; and (f) any and all amendments to any of the foregoing.

"Permitted Liens" means (a) Liens for Taxes not yet payable or in respect of which the validity thereof is being contested in good faith by appropriate proceedings and for the payment of which the relevant Person has made adequate reserves; (b) Liens in respect of pledges or deposits under workmen's compensation laws or similar Laws, carriers, warehousemen, mechanics, laborers and materialmen and similar Liens, if the obligations secured by such Liens are not then delinquent or are being contested in good faith by appropriate proceedings conducted and for the payment of which the relevant Person has made adequate reserves; (c) statutory Liens incidental to the conduct of the business of the relevant Person which were not incurred in connection with the borrowing of money or the obtaining of advances or credits and that do not in the aggregate materially detract from the value of its property or materially impair the use thereof in the operation of its business; and (d) Liens that would not have a Material Adverse Effect.

"Person" means all natural persons, corporations, business trusts, associations, companies, general partnerships, limited partnerships, limited liability companies, joint ventures and other entities, governments, agencies and political subdivisions.

"Proceeding" means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative or investigative) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Authority.

"Related Person" means, with respect to a particular individual:

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual "Related Person" means:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"Rule 144" means Rule 144 under the Securities Act, as the same may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.

"Rule 145" means Rule 145 under the Securities Act, as the same may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission.

"SEC Documents" has the meaning set forth in Section 6.26.

"Section 4(2)" means Section 4(2) of the Securities Act, as the same may be amended from time to time, or any successor statute.

"Securities Act" means the Securities Act of 1933, as amended, or any similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same will be in effect at the time.

"Subsidiary" means, with respect to any Person, any other Person of which such Person (a) beneficially owns, either directly or indirectly, more than 50% of (i) the total combined voting power of all classes of voting securities of such Person, (ii) the total combined equity interests, or (iii) the capital or profit interests of such Person; or (b) otherwise has the power to control such Person.

"Survival Period" has the meaning set forth in Section 11.1.

"Tax" or "Taxes" means all United States, other applicable federal, state or local taxes, charges, fees, levies, imposts, duties and other assessments, as applicable, including, but not limited to, any income, alternative minimum or add-on, estimated, gross income, gross receipts, sales, use, transfer, transactions, intangibles, ad valorem, value-added, franchise, registration, title, license, capital, paid-up capital, profits, withholding, payroll, employment,  unemployment, excise, severance, stamp, occupation, premium, real property, recording, personal property, federal highway use, commercial rent, environmental (including, but not limited to, taxes under Section 59A of the Code) or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest, penalties or additions to tax with respect to any of the foregoing.

"Tax Group" means any United States and other applicable federal, state, local or foreign consolidated, affiliated, combined, unitary or other similar group of which BSFG is now or was formerly a member.

"Tax Return" means any return, declaration, report, claim for refund or credit, information return, statement or other similar document filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Transaction Documents" means, collectively, all agreements, instruments and other documents to be executed and delivered in connection with the transactions contemplated by this Agreement.

"United States" means the United States of America.

"United States Dollars" or "US $" or "$" means the currency of the United States of America.

"Youchange Common Stock" means Youchange's Common Stock, no par value per share.

SECTION 2

THE MERGER

2.1           The Merger. At the Effective Time (as defined below), and upon the terms and subject to the conditions of this Agreement and in accordance with the Arizona Business Corporation Act (the “ABCA”), Merger Sub shall be merged with and into Youchange (the “Merger”).  Following the Merger, Youchange shall continue as the surviving corporation (the “Surviving Corporation”) and the separate corporate existence of Merger Sub shall cease.

2.2           Effective Time.  Subject to the terms and conditions set forth in this Agreement, on the Closing Date (as defined below), articles of merger, in proper form and mutually acceptable to the parties (the “Merger Certificate”), shall be duly executed and acknowledged by Merger Sub and Youchange and thereafter delivered to the Arizona Corporation Commission for filing pursuant to the ABCA.  The Merger shall become effective at such time as a properly executed copy of the Merger Certificate is duly filed with the Arizona Corporation Commission in accordance with the ABCA or such later time as BSFG and Youchange may agree upon and as set forth in the Merger Certificate (the time the Merger becomes effective being referred to herein as the “Effective Time”).

2.3           Effects of the Merger. The Merger shall have the effects set forth in A.R.S Title 10 Chapter 11 Article 1 of the ABCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.  If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either Youchange or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of Youchange and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of Youchange and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

2.4           Conversion of Shares of Youchange Common Stock.

(a)           At the Effective Time, by virtue of the Merger and without any action on the part of BSFG, Merger Sub or Youchange or the holders of any of their respective securities, each one (1) share of Youchange Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) any Youchange Dissenting Shares, (ii) any shares of Youchange Common Stock held directly or indirectly by Youchange and (iii) any shares of Youchange Common Stock held directly or indirectly by BSFG or Merger Sub) shall be automatically converted into the right to receive, and shall be exchangeable for three (3) shares of validly issued, fully paid and non-assessable shares of BSFG Common Stock (the "Exchange Shares").  As soon as practicable after the Effective Time and upon the surrender to BSFG of any certificate (a "Certificate") that immediately prior to the Closing represented any shares of Youchange Common Stock, BSFG shall, if such Certificate represented shares of Youchange Common Stock which were converted in the Merger into the right to receive the Exchange Shares, distribute to the person in whose name such Certificate shall have been issued, a certificate registered in the name of such person representing the Exchange Shares payable in respect of such shares.  Each Certificate so surrendered shall forthwith be cancelled. Notwithstanding any other provision of this Agreement, no certificates or scrip for fractional shares of BSFG Common Stock shall be issued in the Merger and no BSFG Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder.  In lieu of any such fractional shares, each holder of shares of Youchange Common Stock who would otherwise have been entitled to receive a fraction of a share of BSFG Common Stock upon surrender of certificates for exchange pursuant to this Section 2.4(a) shall be entitled to receive from BSFG one (1) share of BSFG Common Stock.

(b)           At the Effective Time, each of the 100 outstanding shares of the common stock, no par value, of Merger Sub shall be converted into one (1) share of common stock, no par value, of the Surviving Corporation.

(c)           Notwithstanding the provisions contained in Sections 2.4(a) of this Agreement, the maximum aggregate number (the "Cap") of shares of BSFG Common Stock that BSFG shall be obligated to issue in exchange for or pursuant to the Merged Interests (as defined below) shall be 19,500,000 for the Youchange shareholders and an additional 2,000,000 for the $500,000 principal amount of secured convertible promissory notes which convert into shares of Youchange common stock immediately prior to the Effective Time.  For purposes of this Agreement, the "Merged Interests" shall consist of all shares of Youchange Common Stock outstanding as of immediately prior to the Effective Time, (there being no options or warrants convertible note or security or any other class or type of equity interest or right to acquire an equity interest in Youchange outstanding at the Effective Date).  If the number of shares of BSFG Common Stock that BSFG would, but for this Section 2.4(c), be required to issue under this Agreement in exchange for or pursuant to the Merged Interests exceeds the Cap, then the number of shares of BSFG Common Stock that BSFG shall be required to issue to each holder of any Merged Interest shall be reduced proportionately based upon the relative number of shares of BSFG Common Stock to which each such holder would otherwise be entitled upon the full exchange, conversion or exercise of all Merged Interests held by such holder.

2.5           Dissenting Shares.  Any holder of Youchange Shares issued and outstanding immediately prior to the Effective Time with respect to which appraisal and/or dissenter’s rights, if any, are available by reason of the Merger pursuant to the ABCA as set forth in A.R.S. 10-1301, et. seq. (“Youchange Dissenting Shares”), shall not be entitled to receive any Exchange Shares pursuant to Section 2.4, unless such holder fails to perfect, effectively withdraws or loses its appraisal rights and/or rights to dissent from the Merger under the ABCA.  Such holder shall be entitled to receive only such rights as are granted under the ABCA as set forth in A.R.S. 10-1301, et. seq.  If any such holder fails to perfect, effectively withdraws or loses such appraisal and/or dissenter’s rights under the ABCA, such Youchange Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive Exchange Shares due pursuant to the provisions of Section 2.4.  Any payments made with respect to Youchange Dissenting Shares shall be made solely by the Surviving Corporation, and no funds or other property have been or shall be provided by BSFG, Merger Sub or any of BSFG’s Affiliates for such payment.

2.6           Tax Withholding.  BSFG shall be entitled to deduct and withhold from the Exchange Shares otherwise deliverable pursuant to this Agreement such amounts as BSFG is required to deduct and withhold with respect to the making of such payment under the Code or any provision of state, local, or foreign Tax Law.  To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipient of the Exchange Shares in respect of which such deduction and withholding was made.

2.7           Section 368 Reorganization.  For United States federal income tax purposes, the Exchange is intended to constitute a "reorganization" within the meaning of Section 368(a)(1)(B) of the Code.  The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.  Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty, and no legal or other opinions will be provided,  as to the qualification of the Exchange as a reorganization under Section 368 of the Code or as to the effect, if any, that any transaction consummated prior to the Closing Date has or may have on any such reorganization status.  The parties acknowledge and agree that each (i) has had the opportunity to obtain independent legal and tax advice with respect to the transaction contemplated by this Agreement, and (ii) is responsible for paying its own Taxes, including without limitation, any adverse Tax consequences that may result if the transaction contemplated by this Agreement is not determined to qualify as a reorganization under Section 368 of the Code.

2.8           Directors and Officers at the Closing Date.  Effective as of the Closing Date, Paul Voorhees, director of BSFG, shall resign but no successor shall be appointed immediately.  Also effective as of the Closing Date, the directors and officer of Merger Sub immediately prior to the Effective Date shall be the directors and officers of Surviving Corporation and each shall remain a director or officer from the Effective Date until the earlier of such director or officers’ resignation or removal or until such director or officers’ successor shall have been elected and shall qualify, or as otherwise provided in the bylaws of Surviving Corporation.

SECTION 3

CLOSING

3.1           Closing.  The closing of this Agreement will occur within three business days following approval of the Merger by shareholders of both Merger Sub and Youchange or at such later or earlier date as all of the closing conditions set forth in Sections 8 & 9 have been satisfied or waived and as the parties have unanimously agreed (the "Closing Date").  The Closing shall occur on the Closing Date at the offices of BSFG (or such other place as is mutually agreed to by BSFG and Youchange).

3.2           Termination.  Unless otherwise agreed to by all parties in writing, in the event that the Closing shall not have occurred on or before ten (10) business days following the Closing Date set forth in Section 3.1 due to BSFG, Youchange or Merger Sub’s failure to satisfy the conditions set forth in Sections 8 & 9 (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date without liability of any party to any other party.

3.3           Documents To Be Delivered By BSFG.  At the Closing, BSFG shall deliver the following to Youchange:

(a)           Share Certificates.  Certificates representing the shares of BSFG Common Stock constituting the Exchange Shares for holders of the Merged Interests;

(b)           Certified Resolutions.  Certified Resolutions of each of the Board of Directors of BSFG and Merger Sub approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c)           Officer’s Certificate. A certificate, dated as of the Closing Date, signed by the Chairman of BSFG, as required pursuant to Section 9.4;

(d)           Good Standing Certificates.  Governmental certificates showing that BSFG and Merger Sub are duly incorporated, validly existing and in good standing in their respective states of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 6.1, certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

(e)           Schedules.  All schedules of BSFG required by this Agreement

(f)           Other Documents. Such additional certificates, instruments, documents, information and materials as Youchange may reasonably request no later than 24 hours prior to the Closing.

3.4           Documents To Be Delivered By Youchange.  At the Closing, Youchange shall deliver the following to BSFG:

(a)           Share Certificates.  Certificates representing the outstanding shares of Youchange Common Stock of the holders of the Merged Interests;

(b)           Certified Resolutions.  Certified Resolutions of the Board of Directors of Youchange approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c)           Officer’s Certificate. A certificate, dated as of the Closing Date, signed by the Chairman of Youchange, as required pursuant to Section 8.4;

(d)           Good Standing Certificates.  Governmental certificates showing that Youchange is duly incorporated, validly existing and in good standing in its state of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 5.1, certified as of a date not more than ten (10) days before the Closing Date and similar certificates of each material subsidiary;

(e)           Schedules.  All schedules of Youchange required by this Agreement.

(f)           Other Documents. Such additional certificates, instruments, documents, information and materials as BSFG may reasonably request no later than 24 hours prior to the Closing.

3.5           Mutual Deliveries.  At the Closing, each of Merger Sub and Youchange, as applicable, shall execute and deliver or cause to be executed and delivered:

(a)           Articles of Merger substantially in the form attached as Exhibit A.

SECTION 4
TAX REPRESENTATIONS AND WARRANTIES

4.1           BSFG Representations and Warranties.  BSFG hereby represents and warrants to Youchange as follows:

(a) BSFG has no current plan or intention to reacquire any of its capital stock issued in the Merger.

(b) As of immediately before the Merger, BSFG will be in "control" of Merger Sub within the meaning of Section 368(c) of the Code.

(c) Except under circumstances in which doing so would not cause the Merger to fail to be treated as a reorganization under Section 368 of the Code, BSFG has no current plan or intention to (i) liquidate Youchange; merge Youchange with or into another corporation; sell or otherwise dispose of the capital stock of Youchange except for transfers of capital stock to a corporation that is a member of BSFG's "qualified group" as defined in Treas. Reg. § 1.368-1(d)(4)(ii); or (ii) cause Youchange to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by Youchange.

(d) The liabilities of Merger Sub assumed by Youchange and the liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business or solely for purposes of implementing the Merger.

(e) Following the Merger, BSFG will cause Youchange to continue its historic business or use a significant portion of its historic business assets in a business.

(f) BSFG does not own, nor has it owned during the past five years, any shares of the capital stock of Youchange.

(g) Neither BSFG nor Merger Sub is an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

(h) Neither BSFG nor Merger Sub is under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

4.2  Youchange Representations and Warranties.  Youchange hereby represents and warrants to BSFG as follows:

(a) Following the Merger, Youchange will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets.  For purposes of this representation, amounts paid by Youchange to dissenters, amounts paid by Youchange to shareholders who receive cash or other property, amounts used by Youchange to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by Youchange will be included as assets of Youchange immediately prior to the Merger.

(b) In the Merger, shares of capital stock representing "control" of Youchange within the meaning of Section 368(c) of the Code will be exchanged for voting stock of BSFG.  For purposes of this representation, shares of capital stock of Youchange exchanged for cash or other property originating with BSFG shall be treated as outstanding stock of Youchange on the date of the Merger.

(c) Youchange has no current plan or intention, nor does it have any obligation, to issue any shares of Youchange capital stock that would result in BSFG losing "control" of Youchange within the meaning of Section 368(c) of the Code.

(d) Youchange does not own, nor has it owned during the past five years, any shares of the capital stock of BSFG.

(e) On the date of the Merger, the fair market value of the assets of Youchange will exceed the sum of its liabilities plus the amount of liabilities, if any, to which the assets of Youchange are subject.
(f) Youchange is not an investment company as defined in section 368(a)(2)(F)(iii) and (iv) of the Code.

(g) Neither Youchange nor any Youchange Subsidiary is under the jurisdiction of a court in a Title 11 case or similar case within the meaning of Section 368(a)(3)(A) of the Code.

4.3  Joint Representations and Warranties.
  Each of BSFG, Merger Sub and Youchange (each a "Party") hereby represents and warrants to each other Party as follows:

(a)           Each Party believes the fair market value of BSFG capital stock and any other consideration received by each Youchange shareholder will be approximately equal to the fair market value of the Youchange capital stock surrendered in the exchange.

(b)           Each Party, and the shareholders of Youchange will pay their respective expenses, if any, incurred in connection with the Merger.

(c)           There is no intercorporate indebtedness existing between BSFG and Youchange or between Merger Sub and Youchange that was issued, acquired, or will be settled at a discount.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF YOUCHANGE

Youchange represents and warrants to BSFG and Merger Sub that the statements contained in this Section 5 are correct and complete as of the date of this Agreement and will be correct and complete (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 5), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 5.

5.1           Organization and Qualification.  Youchange is duly organized and validly existing under the laws of the state of Arizona, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its business as presently conducted and as contemplated to be conducted, to own, hold and operate its properties and assets as now owned, held and operated by it, to enter into this Agreement, to carry out the provisions hereof except where the failure to be so organized, existing and, if applicable, in good standing or to have such authority or power will not, in the aggregate, either (i) have a Material Adverse Effect on Youchange or (ii) materially impair the ability of Youchange to perform its material obligations under this Agreement.  Youchange is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned or leased makes such qualification, licensing or domestication necessary, except where the failure to be so qualified, licensed or domesticated will not have a Material Adverse Effect.  Set forth on Schedule 5.1 is a list of those jurisdictions in which Youchange presently conducts its business or owns, holds and operates its properties and assets.

5.2           Subsidiaries.  Youchange does not own directly or indirectly, any equity or other ownership interest in any Person.

5.3           Articles of Incorporation and Bylaws.  True, correct and complete copies of the Organizational Documents of Youchange have been delivered to BSFG prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. Youchange is not in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

5.4           Authorization and Validity of this Agreement and the Transaction Documents.  The recording of the transfer of the Youchange Shares and the delivery of new certificates representing the Youchange Shares registered in the name of BSFG are within Youchange's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Youchange Board of Directors any consent or approval that has not been validly and lawfully obtained, and require no authorization, consent, approval, license, exemption of or filing or registration with any Governmental Authority, as the case may be, except for those that, if not obtained or made would not have a Material Adverse Effect.

5.5           No Violations. None of the execution, delivery or performance by Youchange of this Agreement or any Transaction Document to which Youchange is a party, nor the consummation by Youchange of the transactions contemplated hereby violates any provision of its Organizational Documents, or violates or conflicts with, or constitutes a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or results in the termination or acceleration of, or results in the creation of imposition of any Lien under, any agreement or instrument to which Youchange is a party or by which Youchange is or will be bound or subject, or violates any Laws.

5.6           Binding Obligations.  Assuming this Agreement has been duly and validly authorized, executed and delivered by BSFG, Youchange and Merger Sub, this Agreement is and all agreements or instruments contemplated hereby to which Youchange is a party, will be, duly authorized, executed and delivered by Youchange and are the legal, valid and binding Agreement of Youchange and are enforceable against Youchange in accordance with their respective terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors rights generally.

5.7           Capitalization and Related Matters.

(a)                 Capitalization.  The authorized capital stock of Youchange consists of 10,000,000 shares of Common Stock, no par value each, of which 6,500,000 shares are issued and outstanding.  There are no outstanding or authorized options, warrants, calls, subscriptions, rights (including any preemptive rights or rights of first refusal), agreements or commitments of any character obligating Youchange to issue any stock or any other Equity Securities of Youchange except for the 12% Convertible Promissory Notes in the principal amount of $$500,000 (each a “Note” and collectively, the “Notes”) issued to fifteen (15) holders (each a “Noteholder”).  The provisions of the Notes provide for a Mandatory Conversion of all outstanding principal and accrued interest into shares of Youchange Common Stock immediately prior to the Closing of this Agreement.  Under the Mandatory Conversion provisions, the outstanding principal balance of the Notes will collectively convert into 666,667 shares of Youchange Common Stock plus additional shares of Youchange Common Stock for all accrued interest at the time of the conversion.  Upon the Mandatory Conversion, the Noteholders will each receive Exchange Shares as set forth in Section 2.4.

  All issued and outstanding shares of Youchange's capital stock are duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof and have not been issued in violation of any preemptive or similar rights. Youchange has not violated any applicable federal or state securities laws in connection with the offer, sale or issuance of any of its capital stock, Notes or other securities.  There are no agreements between any of the stockholders of Youchange with respect to the voting or transfer of the capital stock of Youchange or with respect to any other aspect of Youchange’s affairs.

(b)                 No Other Securities.  There are no (i) options, warrants, agreements, convertible or exchangeable securities or other commitments pursuant to which Youchange is or may become obligated to issue, sell, transfer, retire, purchase, repurchase, return or redeem shares of capital stock or other securities of Youchange, (ii) securities of Youchange reserved for issuance for any purpose, (iii) agreements pursuant to which registration rights in the shares of capital stock of Youchange have been granted, (iv) stockholders agreements, whether written or verbal, among any current or former stockholders of Youchange, (v) statutory or contractual preemptive rights or rights of first refusal with respect to the Youchange Shares or (vi) commitments to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. .

(c)                 Shareholders.  Youchange has delivered and certifies to BSFG a list of the names and addresses and specific holdings of Youchange capital stock held by each Youchange shareholder including the Noteholders.  No holder of Youchange Shares or any other Equity Security of Youchange or any other Person is entitled to any preemptive right, right of first refusal or similar right as a result of the issuance of the Youchange Shares, the transactions contemplated hereby or otherwise.  There is no voting trust, agreement or arrangement among any of the Youchange shareholders of any capital stock of Youchange affecting the exercise of the voting rights of any such capital stock.

5.8           Compliance with Laws; No Defaults.  Except as would not have a Material Adverse Effect, the business and operations of Youchange has been and is being conducted in accordance with all applicable Laws and all applicable Orders of all Governmental Authorities.  Except as would not have a Material Adverse Effect, Youchange is not, and is not alleged to be, in violation of, or (with or without notice or lapse of time or both) in default under, or in breach of, any term or provision of its Organizational Documents or of any indenture, loan or credit agreement, note, deed of trust, mortgage, security agreement or other material agreement, lease, license or other instrument, commitment, obligation or arrangement to which Youchange is a party or by which any of Youchange's properties, assets or rights are bound or affected.  To the knowledge of Youchange, no other party to any material contract, agreement, lease, license, commitment, instrument or other obligation to which Youchange is a party is (with or without notice or lapse of time or both) in default thereunder or in breach of any term thereof. Youchange is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of Youchange, any event or circumstance relating to Youchange that materially and adversely affects in any way its business, properties, assets or prospects or that would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby or thereby.

5.9           Certain Proceedings.  There is no pending Proceeding that has been commenced against Youchange and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement.  To Youchange's knowledge, no such Proceeding has been threatened.

5.10           No Brokers or Finders. Except as disclosed in Schedule 5.10, no Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against Youchange for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

5.11           Title to and Condition of Properties.  Youchange owns or holds under valid leases or other rights to use all real property, plants, machinery and equipment necessary for the conduct of the business of Youchange as presently conducted, except where the failure to own or hold such property, plants, machinery and equipment would not have a Material Adverse Effect.

5.12           Books And Records.  The minute books of Youchange contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, the Youchange Board, and committees of the Youchange Board, and no meeting of any such shareholders, Youchange Board, or committee has been held for which minutes have not been prepared and are not contained in such minute books.  At the Closing Date, all of those books and records will be in the possession of Youchange.

5.13           No Undisclosed Liabilities.  Except as set forth in Schedule 5.13, Youchange has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for those liabilities or obligations as set forth in the audited financial statements of Youchange dated for the year ended June 30, 2009 and the six month period ended December 31, 2009.

5.14           Taxes.

(a)                  Except as set forth in Schedule 5.14, Youchange filed or caused to be filed (on a timely basis since inception of Youchange) all Tax Returns that are or were required to be filed by or with respect to it, either separately or as a member of a group of corporations, pursuant to applicable Laws.  Youchange has delivered to BSFG copies of all such Tax Returns filed since inception of Youchange.  Youchange has paid all taxes that have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Youchange, except such taxes, if any, as are listed in Schedule 5.14 and are being contested in good faith.

 The charges, accruals, and reserves with respect to Taxes on the respective books of Youchange are adequate (determined in accordance with GAAP) and are at least equal to Youchange 's liability for Taxes.  All taxes that Youchange is or was required by Laws to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Authority or other Person.

All Tax Returns filed by (or that include on a consolidated basis) Youchange are true, correct, and complete.  There is no tax sharing agreement that will require any payment by Youchange after the date of this Agreement.

5.15           Contracts; No Defaults.

(a)           Schedule 5.15 contains a complete and accurate list of:

(i)              each Contract that involves performance of services or delivery of goods or materials by Youchange of an amount or value in excess of $10,000;

(ii)              each Contract that involves performance of services or delivery of goods or materials to Youchange of an amount or value in excess of $10,000;

(iii)              each Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of Youchange in excess of $10,000;

(iv)              each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $10,000 and with terms of less than one year);

(v)              each licensing agreement or other Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi)              each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

(vii)              each joint venture, partnership, and other Contract (however named) involving a sharing of profits, losses, costs, or liabilities by Youchange with any other Person;

(viii)              each Contract containing covenants that in any way purport to restrict the business activity of Youchange or any Affiliate of Youchange or limit the freedom of Youchange or any Affiliate of Youchange to engage in any line of business or to compete with any Person;

(ix)              each Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)              each power of attorney that is currently effective and outstanding;

(xi)              each Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by Youchange to be responsible for consequential damages;

(xii)              each Contract for capital expenditures in excess of $10,000;

(xiii)              each written warranty, guaranty, or other similar undertaking with respect to contractual performance extended by Youchange other than in the Ordinary Course of Business; and

(xiv)              each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

(xv)              Schedule 5.15 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts and the amount of the remaining commitment of Youchange under the Contracts.

(b)	Except as set forth in Schedule 5.15:

(i)         no officer, director or shareholder who owns in excess of five percent (5%) of the capital stock of Youchange (and no Related Person of the foregoing) has nor may it acquire any rights under, any Contract that relates to the business of, or any of the assets owned or used by, Youchange; and

(ii)         no officer, director, agent, employee, consultant, or contractor of Youchange is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of Youchange, or (B) assign to Youchange or to any other Person any rights to any invention, improvement, or discovery.

(c)                      Except as set forth in Schedule 5.15, each Contract identified or required to be identified in Schedule 5.15 is in full force and effect and is valid and enforceable in accordance with its terms.

(d)                 Except as set forth in Schedule 5.15:

(i)         Youchange is, and at all times since inception has been, in full compliance with all applicable terms and requirements of each Contract under which Youchange has or had any obligation or liability or by which Youchange or any of the assets owned or used by Youchange is or was bound;

(ii)         each other Person that has or had any obligation or liability under any Contract under which Youchange has or had any rights is, and at all times since inception has been, in full compliance with all applicable terms and requirements of such Contract;

(iii)         no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give Youchange or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Contract; and

(iv)         Youchange has not given to or received from any other Person, at any time since inception, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

(e)                 There are no renegotiations of, attempts to renegotiate or outstanding rights to renegotiate any material amounts paid or payable to Youchange under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

5.16           Employees.

(a)                 Schedule 5.16 contains a complete and accurate list of the following information for each employee or director of Youchange, including each employee on leave of absence or layoff status; employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 2008; vacation accrued; and service credited for purposes of vesting and eligibility to participate under Youchange's pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, employee pension benefit plan or employee welfare benefit plan, or any other employee benefit plan or any plan for directors.

(b)                 No employee or director of Youchange is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of Youchange, or (ii) the ability of Youchange to conduct its business, including any Proprietary Rights Agreement with Youchange by any such employee or director.  No employee of Youchange has terminated employment since December 31, 2008.

5.17           Intellectual Property.

(a)                 Intellectual Property Assets.  The term "Intellectual Property Assets" includes:

(i)              Youchange's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii)              all patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

(iii)              all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iv)              all rights in mask works (collectively, "Rights in Mask Works"); and

(v)              all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by Youchange as licensee or licensor.

(b)           Agreements.  Schedule 5.17 contains a complete and accurate list and summary description, including any royalties paid or received by Youchange, of all Contracts relating to the Intellectual Property Assets to which Youchange is a party or by which Youchange is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $10,000 under which Youchange is the licensee.  There are no outstanding and no threatened disputes or disagreements with respect to any such agreement.

(c)           Know-How Necessary for the Business.

(i)              The Intellectual Property Assets are all those necessary for the operation of Youchange's business as it is currently conducted or as reflected in the business plan given to BSFG by Youchange.  Youchange is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, or other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

(ii)              Except as set forth in Schedule 5.17, all former and current employees of Youchange have executed written Contracts with Youchange that assign to Youchange all rights to any inventions, improvements, discoveries, or information relating to the business of Youchange.  No employee of Youchange has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Youchange.

(d)           Patents.

(i)              Schedule 5.17 contains a complete and accurate list and summary description of all Patents.  Youchange is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, and other adverse claims.

(ii)              All of the issued Patents are currently in compliance with formal Laws (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

(iii)              No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.

All products made, used, or sold under the Patents have been marked with the proper patent notice.

Trademarks.

Schedule 5.17 contains a complete and accurate list and summary description of all Marks.  Youchange is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal Laws (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

No Mark has been or is now involved in any opposition, invalidation, or cancellation.

All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

Copyrights.

Schedule 5.17 contains a complete and accurate list and summary description of all Copyrights.  Youchange is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

All the Copyrights have been registered and are currently in compliance with formal Laws, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

All works encompassed by the Copyrights have been marked with the proper copyright notice.

Trade Secrets.

With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

Youchange has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets.

Youchange has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets.  The Trade Secrets are not part of the public knowledge or literature, and, to Youchange's knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than Youchange) or to the detriment of Youchange.  No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

5.18           Certain Payments.  Since inception, neither Youchange nor any director, officer, agent, or employee of Youchange, or other Person associated with or acting for or on behalf of Youchange, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Youchange or any Affiliate of Youchange, or (iv) in violation of any Law, or (b) established or maintained any fund or asset that has not been recorded in the books and records of Youchange.

5.19           Relationships With Related Persons.  Except as set forth in Schedule 5.19, no Related Person of Youchange has, or since inception of Youchange has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to Youchange's business.  No Related Person of Youchange is, or since inception of Youchange has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has (i) had business dealings or a material financial interest in any transaction with Youchange, or (ii) engaged in competition with Youchange with respect to any line of the products or services of Youchange (a "Competing Business") in any market presently served by Youchange except for less than one percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market.  Except as set forth in Schedule 5.19, no Related Person of Youchange is a party to any Contract with, or has any claim or right against, Youchange.

5.20           Tax Treatment.  Neither Youchange nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Exchange from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").  Youchange operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

5.21            Due Diligence Information. The due diligence information presented to BSFG by Youchange in connection with BSFG's due diligence investigation of Youchange, including each of the representations, warranties and covenants of Youchange in this Agreement, is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

5.22            Assumptions, Guaranties, etc., of Indebtedness of Other Persons. Youchange has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable for any material amount of indebtedness of any other Person (including, without limitation, any liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss).

5.23            No Material Adverse Effect. Since December 31, 2008 except as set forth in Schedule 5.23: (i) there has been no Material Adverse Effect to the financial condition, or in the results of operations, affairs or prospects of Youchange, whether or not arising in the Ordinary Course of Business; and (ii) there have been no transactions entered into by Youchange, other than those in the Ordinary Course of Business, which are material to Youchange.

5.24            No Other Agreement to Sell. Youchange has no legal obligation, absolute or contingent, to any other Person to sell, encumber or otherwise transfer Youchange, Youchange Shares, or Youchange's business (in whole or in part), or effect any merger, consolidation, combination, share exchange, recapitalization, liquidation, dissolution or other reorganization involving Youchange, or to enter into any agreement with respect thereto.

5.25           Youchange Board Approval.  The Youchange Board has, by unanimous written consent, determined that this Agreement and the transactions contemplated by this Agreement, are advisable and in the best interests of Youchange and its stockholders.

SECTION 6

REPRESENTATIONS AND WARRANTIES OF BSFG AND MERGER SUB

BSFG and Merger Sub, jointly and severally, represent and warrant to Youchange that the statements contained in this Section 6 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 6), except as set forth in the Disclosure Schedule.  The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 6.

6.1           Organization and Qualification.  BSFG is duly organized, validly existing and in good standing under the laws of the State of Nevada, has all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to carry on its businesses as presently conducted and to own, hold and operate their properties and assets as now owned, held and operated by them, except where the failure to be so organized, existing and in good standing, or to have such authority and power, governmental licenses, authorizations, consents or approvals would not have a Material Adverse Effect. BSFG is duly qualified, licensed or domesticated as a foreign corporation in good standing in each jurisdiction wherein the nature of its activities or its properties owned, held or operated makes such qualification, licensing or domestication necessary, except where the failure to be so duly qualified, licensed or domesticated and in good standing would not have a Material Adverse Effect.  Schedule 6.1 sets forth a true, correct and complete list of BSFG 's jurisdiction of organization and each other jurisdiction in which BSFG presently conducts its businesses or owns, holds and operates its properties and assets.

6.2           Subsidiaries. Each wholly or partially owned subsidiary (singularly "BSFG Subsidiary" and collectively, the "BSFG Subsidiaries") of BSFG, including Merger Sub, is set forth on Schedule 6.2 hereto.  Each BSFG Subsidiary has been duly organized and is validly existing and in good standing under the laws of its state of organization as set forth in Schedule 6.2 and has the full corporate power and authority to own its properties and to carry on its business as now being conducted.  Each BSFG Subsidiary is duly qualified as a foreign corporation in the states set forth on Schedule 6.2 and is not required to qualify in any other state as a foreign corporation, except where the failure to so qualify would not have a Material Adverse Effect.  Except as noted on Schedule 6.2, BSFG owns 100% of the outstanding equity interest of each of the BSFG Subsidiaries.

6.3           Organizational Documents.  True, correct and complete copies of the Organizational Documents of BSFG and Merger Sub have been delivered to Youchange prior to the execution of this Agreement, and no action has been taken to amend or repeal such Organizational Documents. Neither BSFG nor Merger Sub is in violation or breach of any of the provisions of its Organizational Documents, except for such violations or breaches as would not have a Material Adverse Effect.

6.4           Authorization.  BSFG and Merger Sub have all requisite authority and power (corporate and other), governmental licenses, authorizations, consents and approvals to enter into this Agreement and each of the Transaction Documents to which BSFG is a party, to consummate the transactions contemplated by this Agreement and each of the Transaction Documents to which BSFG and Merger Sub are parties and to perform their respective obligations under this Agreement and each of the Transaction Documents to which BSFG and Merger Sub are parties.  The execution, delivery and performance by BSFG and Merger Sub of this Agreement and each of the Transaction Documents to which BSFG and Merger Sub are parties have been duly authorized by all necessary corporate action and do not require from the Board of Directors of BSFG or Merger Sub or the shareholders of BSFG or Merger Sub any consent or approval that has not been validly and lawfully obtained.

The execution, delivery and performance by BSFG and Merger Sub of this Agreement and each of the Transaction Documents to which BSFG and Merger Sub are parties requires no authorization, consent, approval, license, exemption of, or filing or registration with, any Governmental Authority or other Person other than the Form 8-K Filing and such other customary filings with the Commission for transactions of the type contemplated by this Agreement.

6.5           No Violation.  Neither the execution nor the delivery by BSFG and Merger Sub of this Agreement or any Transaction Document to which BSFG and Merger Sub are parties, nor the consummation or performance by BSFG and Merger Sub of the transactions contemplated hereby or thereby will, directly or indirectly, (a) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of BSFG or Merger Sub, respectively; (b) contravene, conflict with, constitute a default (or an event or condition which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or acceleration of, or result in the imposition or creation of any Lien under, any agreement or instrument to which BSFG or Merger Sub is a party or by which the properties or assets of BSFG and Merger Sub, respectively, are bound; (c) contravene, conflict with, or result in a violation of, any Law or Order to which BSFG and Merger Sub, respectively, or any of the properties or assets owned or used by BSFG or Merger Sub, respectively, may be subject; or (d) contravene, conflict with, or result in a violation of, the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any licenses, permits, authorizations, approvals, franchises or other rights held by BSFG or Merger Sub, respectively, or that otherwise relate to the business of, or any of the properties or assets owned or used by, BSFG or Merger Sub, except, in the case of clause (b), (c), or (d), for any such contraventions, conflicts, violations, or other occurrences as would not have a Material Adverse Effect.

6.6           Binding Obligations.  Assuming this Agreement and the Transaction Documents have been duly and validly authorized, executed and delivered by the parties thereto other than BSFG and Merger Sub, this Agreement and each of the Transaction Documents to which BSFG and Merger Sub are parties are duly authorized, executed and delivered by BSFG and Merger Sub and constitute or will constitute the legal, valid and binding obligations of BSFG and Merger Sub, enforceable against BSFG and Merger Sub in accordance with its terms, except as such enforcement is limited by general equitable principles, or by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors rights generally.

6.7           Securities Laws. Assuming that a list of all of the holders of record of the Merged Interests as of the date hereof has been provided to BSFG as of the date of this Agreement, (i) the information set forth in such shareholder list with respect to each such holder is true, complete and correct, (ii) all relevant representations, warranties and certificates received by either Youchange or BSFG from any holder of Youchange Common Stock pursuant to Section 7.1 of this Agreement are true, correct and complete, (iii) the Closing occurs, (iv) any filings to be made at and after the Closing are promptly made, (v) that the holders of Merged Interests are all accredited investors within the meaning of Rule 501(a) of regulation D under the 1933 Act and  have a preexisting relationship with BSFG, and (vi)  the offering of BSFG securities under this Agreement were not offered or sold, directly or indirectly, by means of any form of general advertising or general solicitation, including, without limitation:  (A) any advertisement, article, notice, or other communication published in a newspaper, magazine, or similar medium of communication or broadcast over television or radio;  (B) at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising, or (C) by virtue of any SEC filing by BSFG prior to the date of this Agreement, the issuance of the Exchange Shares pursuant to this Agreement (a) is exempt from the registration and prospectus delivery requirements of Section 4(2) of the Securities Act, (b) has been registered or qualified (or are exempt from registration and qualification) under the registration permit or qualification requirements of all applicable state securities Laws, and (c) has been accomplished in conformity with all other applicable United States federal and state securities Laws.

6.8           Capitalization and Related Matters.

(a)                 Capitalization.  The authorized capital stock of BSFG consists of 60,000,000 shares of BSFG's Common Stock $0.001 par value each, of which 12,400,000 shares are issued and outstanding prior to cancellation of the Surrendered Shares (defined below) as described in Section 9.9. The authorized capital stock of Merger Sub consists of 1000 shares of common stock, 100 of which are issued and outstanding.  All of the issued and outstanding shares of Merger Sub are owned by BSFG.  All issued and outstanding shares of BSFG Common Stock and Merger Sub common stock are duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and have not been issued in violation of any preemptive or similar rights.  At the Closing Date, BSFG will have sufficient authorized and unissued BSFG Common Stock to consummate the transactions contemplated hereby.  Except as disclosed in the SEC Documents, there are no outstanding options, warrants, purchase agreements, participation agreements, subscription rights, conversion rights, exchange rights or other Equity Securities or contracts that could require BSFG to issue, sell or otherwise cause to become outstanding any of its authorized but unissued shares of capital stock or any Equity Securities or Equity Securities convertible into, exchangeable for or carrying a right or option to purchase Equity Securities or to create, authorize, issue, sell or otherwise cause to become outstanding any new class of Equity Securities.  There are no outstanding shareholders' agreements, voting trusts or arrangements, registration rights agreements, rights of first refusal or other contracts pertaining to the Equity Securities of BSFG.  The issuance of all of the shares of BSFG Common Stock described in this Section 6.8(a) have been in compliance with United States federal and state Securities Laws.

(b)                 No Redemption Requirements.  Except as set forth in the SEC Documents (or in Section 9.9 below), there are no outstanding contractual obligations (contingent or otherwise) of BSFG to retire, repurchase, redeem or otherwise acquire any Equity Securities of shares of capital stock of, or other Equity Securities of, BSFG or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.

(c)                 Due Authorization.  The issuance of the Exchange Shares has been duly authorized and, upon delivery of certificates to holders of the Merged Interests therefor in accordance with the terms of this Agreement, the Exchange Shares will have been validly issued and fully paid, and will be nonassessable, have the rights, preferences and privileges specified, will be free of preemptive rights and will be free and clear of all Liens and restrictions, other than Liens created by the Youchange shareholders and restrictions on transfer imposed by this Agreement and the Securities Act.

6.9           Compliance with Laws.  Except as would not have a Material Adverse Effect, the business and operations of BSFG have been and are being conducted in accordance with all applicable Laws and Orders.  Except as would not have a Material Adverse Effect, BSFG has not received notice of any violation (or any Proceeding involving an allegation of any violation) of any applicable Law or Order by or affecting BSFG and, to the knowledge of BSFG, no Proceeding involving an allegation of violation of any applicable Law or Order is threatened or contemplated.

Except as would not have a Material Adverse Effect, BSFG is not subject to any obligation or restriction of any kind or character, nor is there, to the knowledge of BSFG, any event or circumstance relating to BSFG that materially and adversely affects in any way its business, properties, assets or prospects or that prohibits BSFG from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or the consummation of the transactions contemplated hereby.

6.10           Certain Proceedings.  There is no pending Proceeding that has been commenced against BSFG.  To the knowledge of BSFG, no such Proceeding has been threatened.

6.11           No Brokers or Finders.  No Person has, or as a result of the transactions contemplated hereby will have, any right or valid claim against BSFG for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

6.12           Absence of Undisclosed Liabilities.  Except as set forth in the SEC Documents or in Schedule 6.12, BSFG has no debt, obligation or liability (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to BSFG) arising out of any transaction entered into at or prior to the Closing Date or any act or omission at or prior to the Closing Date.  All debts, obligations or liabilities with respect to directors and officers will be cancelled prior to the Closing.  Except as set forth in Schedule 6.12, BSFG has not incurred any liabilities or obligations under agreements entered into in the usual and ordinary course of business since September 1, 2008.  The BSFG Balance Sheet provides a true and fair view of the assets and liabilities (whether accrued, absolute, contingent, liquidated or otherwise, whether due or to become due, whether or not known to BSFG) as at December 31, 2009.

6.13           Changes.  Except as set forth in the SEC Documents, Schedule 6.13 or in Section 9.9 below, BSFG has, since September 1, 2008, conducted its business in the ordinary course and has not:

(a)                 Non-Ordinary Course Transactions.  Entered into any transaction other than in the Ordinary Course of Business, except for this Agreement.

(b)                 Adverse Changes.  Suffered or experienced any change in, or affecting, its condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects other than changes, events or conditions in the Ordinary Course of Business, none of which would have a Material Adverse Effect;

(c)	Loans. Made any loans or advances to any Person;

(d)                 Liens.  Created or permitted to exist any Lien on any material property or asset of BSFG, other than Permitted Liens;

(e)                 Capital Stock.  Issued, sold, disposed of or encumbered, or authorized the issuance, sale, disposition or encumbrance of, or granted or issued any option to acquire any shares of its capital stock or any other of its securities or any Equity Security, or altered the term of any of its outstanding securities or made any change in its outstanding shares of capital stock or its capitalization, whether by reason of reclassification, recapitalization, stock split, combination, exchange or readjustment of shares, stock dividend or otherwise;

(f)                 Dividends. Declared, set aside, made or paid any dividend or other distribution to any of its shareholders;

(g)                 Material Contracts.  Terminated or modified any Material BSFG Contract, except for termination upon expiration in accordance with the terms thereof;

(h)                 Claims. Released, waived or cancelled any claims or rights relating to or affecting BSFG in excess of $10,000 in the aggregate or instituted or settled any Proceeding involving in excess of $10,000 in the aggregate;

(i)                 Discharge of Liabilities.  Paid, discharged or satisfied any claim, obligation or liability in excess of $10,000 in the aggregate, except for claims, obligations or liabilities incurred prior to the date of this Agreement in the Ordinary Course of Business;

(j)                 Indebtedness.  Created, incurred, assumed or otherwise become liable for any Indebtedness in excess of $10,000 in the aggregate, other than professional fees relating to the SEC Documents or the transactions contemplated hereby;

(k)                 Guarantees.  Guaranteed or endorsed in a material amount any obligation or net worth of any Person;

(l)                 Acquisitions.  Acquired the capital stock or other securities or any ownership interest in, or substantially all of the assets of, any other Person;

(m)                 Accounting.  Changed its method of accounting or the accounting principles or practices utilized in the preparation of its financial statements, other than as required by GAAP;

(n)                 Agreements.  Except as set forth in the SEC Documents, Schedule 6.13 or in Section 9.9 below, entered into any agreement, or otherwise obligated itself, to do any of the foregoing.

6.14	Material Contracts.

(a)                 Except to the extent filed with the SEC Documents, BSFG has made available to Youchange, prior to the date of this Agreement, true, correct and complete copies of each written Material BSFG Contract, including each amendment, supplement and modification thereto.

Absence of Defaults.  Each Material BSFG Contract is a valid and binding agreement of BSFG and, to the knowledge of BSFG, the other parties thereto, each such Material Company Contract is in full force and effect.  Except as would not have a Material Adverse Effect, BSFG is not in breach or default of any Material BSFG Contract to which it is a party and, to the knowledge of BSFG, no other party to any Material BSFG Contract is in breach or default thereof.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that (with or without notice or lapse of time) would (a) contravene, conflict with or result in a violation or breach of, or become a default or event of default under, any provision of any Material BSFG Contract or (b) permit BSFG or any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any Material BSFG Contract.  The BSFG has not received notice of the pending or threatened cancellation, revocation or termination of any Material BSFG Contract to which it is a party.  There are no renegotiations of, or attempts to renegotiate, or outstanding rights to renegotiate any material terms of any Material BSFG Contract.

6.15	Employees.

(a)                 Except for employees and independent contractors retained by BSFG Subsidiary, BSFG has no employees, independent contractors or other Persons providing research or other services to it except as set forth on Schedule 6.15.  Except as would not have a Material Adverse Effect, BSFG is and has been in full compliance with all Laws regarding employment, wages, hours, benefits, equal opportunity, collective bargaining, the payment of Social Security and other taxes, occupational safety and health and plant closing.  The BSFG is not liable for the payment of any compensation, damages, taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Laws.

(b)                 No director, officer or employee of BSFG is a party to, or is otherwise bound by, any Contract (including any confidentiality, noncompetition or proprietary rights agreement) with any other Person and each employee of BSFG is employed on an at-will basis.

6.16           Tax Returns and Audits.

(a)                 Tax Returns.  The BSFG has filed all Tax Returns required to be filed by or on behalf of BSFG and has paid all Taxes of BSFG required to have been paid (whether or not reflected on any Tax Return).  Except as set forth in the SEC Documents, (i) no Governmental Authority in any jurisdiction has made a claim, assertion or threat to BSFG that BSFG is or may be subject to taxation by such jurisdiction; (ii) there are no Liens with respect to Taxes on BSFG's property or assets other than Permitted Liens; and (iii) there are no Tax rulings, requests for rulings, or closing agreements relating to BSFG for any period (or portion of a period) that would affect any period after the date hereof.

(b)                 No Adjustments or Changes.  Neither BSFG nor any other Person on behalf of BSFG (a) has executed or entered into a closing agreement pursuant to Section 7121 of the Code or any predecessor provision thereof or any similar provision of Law; or (b) has agreed to or is required to make any adjustments pursuant to Section 481(a) of the Code or any similar provision of Law.

(c)                 No Disputes.  There is no pending audit, examination, investigation, dispute, Proceeding or claim with respect to any Taxes of BSFG, nor is any such claim or dispute pending or contemplated, nor is there any basis for any such dispute, Proceeding or claim.  The BSFG has delivered to Youchange true, correct and complete copies of all Tax Returns, if any, examination reports and statements of deficiencies assessed or asserted against or agreed to by BSFG since its inception and any and all correspondence with respect to the foregoing.

(d)                 Real Property Holding Company.  The BSFG is not and has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(e)                 No Tax Allocation or Sharing Agreements.  The BSFG is not a party to any Tax allocation or sharing agreement.  The BSFG (a) has not been a member of a Tax Group filing a consolidated income Tax Return under Section 1501 of the Code (or any similar provision of state, local or foreign law), and (b) has no liability for Taxes for any Person under Treasury Regulations Section 1.1502-6 (or any similar provision of Law) as a transferee or successor, by contract or otherwise.

(f)                 No Other Tax Related Agreements.  The BSFG is not a party to any agreement, contract or arrangement for services that would result, individually or in the aggregate, in the payment of any amount that would not be deductible by reason of Section 162(m), 280G or 404 of the Code.  The BSFG is not a "consenting corporation" within the meaning of Section 341(f) of the Code.  The BSFG does not have any "tax-exempt bond financed property" or "tax-exempt use property" within the meaning of Section 168(g) or (h), respectively of the Code.  The BSFG does not have any outstanding closing agreement, ruling request, request for consent to change a method of accounting, subpoena or request for information to or from a Governmental Authority in connection with any Tax matter.  During the last two years, BSFG has not engaged in any exchange with a related party (within the meaning of Section 1031(f) of the Code) under which gain realized was not recognized by reason of Section 1031 of the Code.

6.17           Material Assets.  The financial statements of BSFG set forth in the SEC Documents reflect the material properties and assets (real and personal) owned or leased by BSFG.

6.18           Insurance.  The BSFG has made available to Youchange, prior to the date of this Agreement, true, correct and complete copies of any insurance policies maintained by BSFG and BSFG Subsidiary on their properties and assets. Except as would not have a Material Adverse Effect, all of such policies, if any, (a) taken together, provide adequate insurance coverage for the properties, assets and operations of each BSFG for all risks normally insured against by a Person carrying on the same business as such BSFG, and (b) are sufficient for compliance with all applicable Laws and Material BSFG Contracts.  Except as would not have a Material Adverse Effect, all of such policies are valid, outstanding and in full force and effect and, by their express terms, will continue in full force and effect following the consummation of the transactions contemplated by this Agreement.  Except as set forth in the SEC Documents or Schedule 6.18, BSFG has not received (x) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (y) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.  All premiums due on such insurance policies on or prior to the date hereof have been paid. There are no pending claims with respect to BSFG or its properties or assets under any such insurance policies, and there are no claims as to which the insurers have notified BSFG that they intend to deny liability.  There is no existing default under any such insurance policies.

6.19           Litigation; Orders.  Except as set forth in the SEC Documents or Schedule 6.19, there is no Proceeding (whether federal, state, local or foreign) pending or, to the knowledge of BSFG, threatened against or affecting BSFG or BSFG's properties, assets, business or employees.  To the knowledge of BSFG, there is no fact that might result in or form the basis for any such Proceeding.  The BSFG is not subject to any Orders.

6.20           Licenses.  Except as would not have a Material Adverse Effect, BSFG possesses from the appropriate Governmental Authority all licenses, permits, authorizations, approvals, franchises and rights that are necessary for BSFG to engage in its business as currently conducted and to permit BSFG to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets (collectively, "BSFG Permits"). The BSFG has not received notice from any Governmental Authority or other Person that there is lacking any license, permit, authorization, approval, franchise or right necessary for BSFG to engage in its business as currently conducted and to permit BSFG to own and use its properties and assets in the manner in which it currently owns and uses such properties and assets.  Except as would not have a Material Adverse Effect, BSFG Permits are valid and in full force and effect.  Except as would not have a Material Adverse Effect, no event has occurred or circumstance exists that may (with or without notice or lapse of time):

(a) constitute or result, directly or indirectly, in a violation of or a failure to comply with any BSFG Permit; or (b) result, directly or indirectly, in the revocation, withdrawal, suspension, cancellation or termination of, or any modification to, any BSFG Permit.  The BSFG has not received notice from any Governmental Authority or any other Person regarding: (a) any actual, alleged, possible or potential contravention of any BSFG Permit; or (b) any actual, proposed, possible or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to, any BSFG Permit. All applications required to have been filed for the renewal of such BSFG Permits have been duly filed on a timely basis with the appropriate Persons, and all other filings required to have been made with respect to such BSFG Permits have been duly made on a timely basis with the appropriate Persons. All BSFG Permits are renewable by their terms or in the ordinary course of business without the need to comply with any special qualification procedures or to pay any amounts other than routine fees or similar charges, all of which have, to the extent due, been duly paid.

6.21           Interested Party Transactions.  Except as set forth in Schedule 6.21, no officer, director or shareholder of BSFG or any Affiliate or "associate" (as such term is defined in Rule 405 under the Securities Act) of any such Person, has or has had, either directly or indirectly, (a) an interest in any Person which (i) furnishes or sells services or products which are furnished or sold or are proposed to be furnished or sold by BSFG, or (ii) purchases from or sells or furnishes to, or proposes to purchase from, sell to or furnish any BSFG any goods or services; or (b) a beneficial interest in any contract or agreement to which BSFG is a party or by which it may be bound or affected.

6.22           Governmental Inquiries.  The BSFG has provided to Youchange a copy of each material written inspection report, questionnaire, inquiry, demand or request for information received by BSFG from any Governmental Authority, and BSFG's response thereto, and each material written statement, report or other document filed by BSFG with any Governmental Authority.

6.23           Lock Box and Safe Deposit Boxes.  The BSFG does not use a lock box or similar arrangement for creditor payments in its business as presently conducted.

6.24           Intellectual Property. BSFG does not own, use or license any Intellectual Property in its business as presently conducted, except as set forth in the SEC Documents.  None of the Intellectual Property, if any, owned by BSFG infringes on the rights of any person.

6.25           Title to and Condition of Properties.  Except as would not have a Material Adverse Effect, BSFG owns good and marketable title to, or holds under valid leases or other rights to use, all real property, plants, machinery, equipment and other personal property necessary for the conduct of its business as presently conducted, free and clear of all Liens, except Permitted Liens. The material buildings, plants, machinery and equipment necessary for the conduct of the business of BSFG as presently conducted are structurally sound, are in good operating condition and repair and are adequate for the uses to which they are being put, and none of such buildings, plants, machinery or equipment is in need of maintenance or repairs, except for ordinary, routine maintenance and repairs that are not material in nature or cost.

6.26           SEC Documents; Financial Statements. BSFG has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the three (3) years preceding the date hereof (or such shorter period as BSFG has been a reporting entity under the Exchange Act) (the foregoing materials being collectively referred to herein as the "SEC Documents") and is current with respect to its Exchange Act filing requirements.

As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statement therein, in light of the circumstances under which they were made, not misleading.  The financial statements of BSFG included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto, or, in the case of unaudited statements as permitted by Form 10-Q adopted by the Commission), and fairly present in all material respects (subject in the case of unaudited statements, to normal, recurring audit adjustments) the financial position of BSFG as at the dates thereof and the results of its operations and cash flows for the periods then ended.  The BSFG is not aware of any facts which would make BSFG Common Stock ineligible for quotation on the OTC Bulletin Board.

6.27           Stock Option Plans; Employee Benefits.

(a)                 Stock Option Plans.   BSFG has no stock option plans providing for the grant by BSFG of stock options to directors, officers or employees.

(b)                 Employee Benefit Plans.   BSFG has no employee benefit plans or arrangements covering its present and former employees or providing benefits to such persons in respect of services provided BSFG.

6.28           Environmental and Safety Matters.  Except as set forth in the SEC Documents and except as would not have a Material Adverse Effect, BSFG has at all times been and is in compliance with all Environmental Laws applicable to BSFG.  There are no Proceedings pending or threatened against BSFG alleging the violation of any Environmental Law or Environmental Permit applicable to BSFG or alleging that BSFG is a potentially responsible party for any environmental site contamination.  Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations to notify or obtain the consent of any Governmental Authority or third Persons under any Environmental Laws applicable to BSFG.

6.29           Money Laundering Laws.  The operations of BSFG are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all Governmental Authorities, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the "Money Laundering Laws") and no Proceeding involving BSFG with respect to the Money Laundering Laws is pending or, to the knowledge of BSFG, threatened.

6.30           Board Approval.  The BSFG Board, at a meeting duly called and held, has determined that this Agreement and the transactions contemplated by this Agreement are advisable and in the best interests of BSFG and BSFG's shareholders.

SECTION 7

COVENANTS

7.1           Affiliate Agreements.  Youchange shall provide BSFG such information, certifications and documents, executed and delivered by all Youchange shareholders, including any “affiliates”, as BSFG shall reasonably request for purposes of confirming all matters required or advisable in connection with issuance of the Exchange Shares, pursuant to Rule 145.  Youchange shall deliver or cause to be delivered to BSFG, concurrently with the execution of this Agreement (and in any case prior to the Effective Time) from each of the Affiliates of Youchange, an executed affiliate agreement in a form reasonably acceptable to BSFG and Youchange.  BSFG and Merger Sub shall be entitled to place appropriate legends on the certificates evidencing any shares of BSFG Common Stock to be received by such Affiliates and other Youchange shareholders pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for BSFG Common Stock, consistent with the terms of such affiliate agreements.

7.2           Notice of Developments. From and after the execution of this Agreement, each party will give prompt written notice to the other party of any material adverse development causing a breach or likely breach of any of its covenants in this Agreement.

7.3           Access. From and after the execution of this Agreement, each party will provide to each other party and such party's employees, agents, representative and advisors (including counsel and accountants (collectively, "Representatives"), complete access to all information necessary to complete its due diligence review and to cooperate fully with such party in connection with its due diligence review.

7.4              Conduct of Business.  Except as consented to in writing by the other party, from the effective date of the execution of this Agreement until the Closing Date or the date of termination of this Agreement, each of BSFG and Youchange shall maintain and operate its properties in a manner consistent with the efficient operation of its business and conduct its business only in the ordinary course.

7.5           Negative Covenants. Prior to the Closing Date or the termination of this Agreement, neither BSFG nor Youchange shall, unless the other shall have otherwise consented in writing and except as contemplated herein:

(a)           amend its Articles of Incorporation or Bylaws, except to the extent necessary to effect the transactions contemplated by this Agreement.
(b)           issue, sell or otherwise dispose of any shares of its capital stock or any of its securities convertible into or representing a right or option to purchase any such shares or enter into other agreements to issue or sell any shares of its capital stock or change the presently outstanding shares of such stock into a greater or lesser number of shares either by way of a recapitalization, reorganization, consolidation of shares or the like, or by way of a merger or consolidation.
(c)           declare, set aside, make or pay stock or cash dividends on any share of its capital stock or make any other distribution of assets to the holders of any shares of its capital stock.

7.6           Confidentiality.

(a)    Except as contemplated by this Agreement, as required by law or otherwise expressly consented to in writing by BSFG and Youchange, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage.  Notwithstanding the foregoing, (i) BSFG or Youchange may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (ii) BSFG may, at any time after the date of this Agreement, file with the Commission a Form 8-K and/or Form D pursuant to the Exchange Act and Securities Act, respectively, with respect to the transactions contemplated by this Agreement, which Form 8-K may include, among other things, financial statements and pro forma financial information with respect to Youchange, (iii) as soon as reasonably practicable after the date of this Agreement, BSFG and Youchange agree to cooperate in the making of a joint press release related to the transactions contemplated hereby.  Prior to the Closing Date or termination of this Agreement, Youchange shall cooperate with BSFG and provide such information and documents as may be required in connection with any such filings, and (iv) Youchange may disclose information related to this Agreement and the transactions contemplated thereby to selected third parties for the purpose of securing the New Capital, provided Youchange obtains written assurances that any material nonpublic information shall be kept in confidence and the recipients shall not trade BSFG stock while in possession of material nonpublic information.

(i)           If the Closing is not consummated, each party will hold, and each party will cause its respective Subsidiaries to hold, in absolute confidence any information obtained from another party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential.  Prior to any disclosure of information pursuant to the exception in clause (i) or (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so.  Notwithstanding the foregoing, BSFG or Youchange may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law.

7.7           Notification of Certain Matters. Between the date hereof and the Closing Date, each party will give prompt notice in writing to the other party of:  (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article 7 hereof to be satisfied or (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

Without limiting the generality of the foregoing, BSFG shall deliver notice in writing to Youchange of its knowledge of any circumstance that will prevent the delivery of the fairness opinion described in Section 7.1(k) or (m) as soon as practicable thereafter.

7.8           Actions By Merger Sub. In its capacity as the sole stockholder of Merger Sub, BSFG shall cause Merger Sub to approve and adopt the Merger and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby.  Merger Sub shall not conduct any other business, and will have no other assets or liabilities.

7.9           Post-Closing Covenants of BSFG.  Promptly following the Closing, BSFG agrees to cause Paul Voorhees to resign from its Board of Directors and as Chief Financial Officer and to appoint Richard A. Papworth as Chief Financial Officer.  Such action will leave Jeffrey Rassás and Richard A. Papworth as the only two members of the Board of Directors.  Promptly following such actions, BSFG agrees to timely prepare and file with the Commission a report on Form 8-K reflecting such corporate actions.

7.10           Preparation of Proxy Material; Shareholder Approval.

(a)            As soon as practicable and in no event later than the first business day following the date of this Agreement, Youchange shall prepare and ensure that the Proxy Statement complies in all material respects with all applicable requirements of the ABCA.  Youchange shall provide BSFG with a reasonable opportunity to review and comment on the Proxy Statement and any amendment or supplement to the Proxy Statement prior to delivery to the Youchange shareholders.  Within two (2) Business Days following the date of this Agreement, Youchange shall then promptly deliver the Proxy Statement to the Youchange shareholders as required by the ABCA.

(b)            If, at any time prior to the receipt of  approval by the Youchange shareholders, any event occurs with respect to Youchange or any Youchange Subsidiaries, or any change occurs with respect to other information supplied by Youchange for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Youchange shall promptly notify BSFG of such event, and Youchange and BSFG shall cooperate and within 3 Business Days after the occurrence of the event giving rise to such amendment or supplement prepare and deliver any necessary amendment or supplement to the Proxy Statement and, as required by the ABCA, and disseminate the information contained in such amendment or supplement to the Youchange shareholders.

(c)            If, at any time prior to the receipt of approval by the Youchange shareholders, any event occurs with respect to BSFG or Merger Sub, or change occurs with respect to other information supplied by BSFG for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, BSFG shall promptly notify Youchange of such event, and BSFG and Youchange shall cooperate to prepare and deliver any necessary amendment or supplement to the Proxy Statement and, as required by the ABCA, and disseminate the information contained in such amendment or supplement to the Youchange shareholders, all at BSFG's sole expense.

(d)            Youchange shall, as soon as practicable following the date of this Agreement, duly call and give notice of, and, on the first business day on which it is permitted to do so under the ABCA and its bylaws, convene and hold, a meeting of its stockholders (the ³Youchange Shareholder Meeting²) for the purpose of seeking approval of the Merger and this Agreement  by the Youchange shareholders.

The Company shall (i) cause the final Proxy Statement to be mailed or delivered by other permitted means to the Stockholders within two business days after the first day on which it is permitted to do so pursuant to the rules and regulations of the ABCA and (ii) use its best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and this Agreement.  Youchange shall, through its Board of Directors, recommend to its shareholders that they give approval of the Merger and this Agreement.  Notwithstanding the foregoing, Youchange, after consultation with BSFG, may adjourn or postpone the Youchange Shareholder Meeting to the extent necessary to ensure that any legally required supplement or amendment to the Proxy Statement is provided to the Youchange shareholders or, if as of the time for which the Youchange Shareholders Meeting is originally scheduled (as set forth in the Proxy Statement) there are insufficient shares of Youchange Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Youchange Shareholder Meeting.

SECTION 8

CONDITIONS PRECEDENT OF BSFG

BSFG and Merger Subs’ obligation to consummate the transactions contemplated hereby and to take the other actions required to be taken by BSFG or Merger Sub at the Closing Date is subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by BSFG, in whole or in part):

8.1           Accuracy of Representations. The representations and warranties of Youchange set forth in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects when made and at and as of the Closing Date except to the extent a representation or warranty is expressly limited by its terms to another date.  The representations and warranties of Youchange set forth in this Agreement or in the Disclosure Schedule or any certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects when made and at and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

8.2           Performance by Youchange.  All of the covenants and obligations that Youchange is required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.  Each document required to be delivered by Youchange pursuant to this Agreement must have been delivered.

8.3           No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of Youchange, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure, including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

8.4           Officer's Certificate.  Youchange will have delivered to BSFG a certificate, dated as of the Closing Date, executed by an officer of Youchange, certifying the satisfaction by Youchange of each of the conditions specified in Sections 8.1 through 8.3 and 8.6 through 8.9.

8.5           Investor Representations. BSFG shall have received investor representations from each holder of the Merged Interests establishing the availability of Rule 506 under the Securities Act, and pursuant to Rule 145, for the issuance of BSFG Common Stock to the reasonable satisfaction of BSFG and such representations, warranties and covenants from the holders of the Merged Interests as BSFG deems reasonably necessary to assure that the issuance of BSFG Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and of applicable Blue Sky laws and to permit BSFG to make such filings, or obtain such permits or qualifications, as may be required in connection therewith under the Securities Act or applicable Blue Sky laws. All affiliate and other agreements pursuant to Rule 145 and other applicable provisions under the Securities Act shall have been delivered and shall be true and correct in all respects.

8.6           Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Youchange for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated by this Agreement, shall have been obtained and made by Youchange, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Youchange or BSFG.

8.7           Documents. Youchange shall have delivered to BSFG at the Closing (a) share certificates evidencing the number of Youchange Shares held by each recipient of the Exchange Shares together with a certified copy, if required, of a board resolution of Youchange approving the registration of the transfer of such shares to BSFG (subject to Closing); (b) each of the Transaction Documents to which Youchange is a party, duly executed; (c) a Secretary's Certificate, dated as of the Closing Date certifying attached copies of (i) the Organizational Documents of Youchange, (ii) the resolutions of the Youchange Board and stockholders approving this Agreement and the transactions contemplated hereby; and (iii) the incumbency of each authorized officer of Youchange signing this Agreement and any other agreement or instrument contemplated hereby to which Youchange is a party; (d) a Certificate of Good Standing of Youchange; and (e) and such other documents as BSFG may reasonably request for the purpose of (i) evidencing the accuracy of any of the representations and warranties of Youchange pursuant to Section 8.1, (ii) evidencing the performance of, or compliance by Youchange with, any covenant or obligation required to be performed or complied with by Youchange, (iii) evidencing the satisfaction of any condition referred to in this Section 8, or (iv) otherwise facilitating the consummation or performance of any of the transactions contemplated by this Agreement.

8.8           No Proceedings.  There must not have been commenced or threatened by any third party against BSFG, Youchange or Merger Sub, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

8.9           12% Convertible Promissory Notes.  The debt related to the Notes held by the Noteholders shall have been converted into shares of Youchange Common Stock.

SECTION 9
CONDITIONS PRECEDENT OF YOUCHANGE

The obligations of Youchange to consummate the transactions contemplated hereby and to take the other actions required to be taken by Youchange in advance of or at the Closing Date are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any of which may be waived by Youchange, in whole or in part):

9.1           Accuracy of Representations. The representations and warranties of BSFG and Merger Sub set forth in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant hereto that are not qualified as to materiality shall be true and correct in all material respects when made and at and as of the Closing Date except to the extent a representation or warranty is expressly limited by its terms to another date.  The representations and warranties of BSFG and Merger Sub set forth in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant hereto that are qualified as to materiality shall be true and correct in all respects when made and at and as of the Closing Date, except to the extent a representation or warranty is expressly limited by its terms to another date.

9.2	Performance by BSFG.

(a)                 All of the covenants and obligations that BSFG and Merger Sub are required to perform or to comply with pursuant to this Agreement (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all respects.

(b)                 Each document required to be delivered by BSFG and Merger Sub pursuant to this Agreement must have been delivered.

9.3           No Force Majeure Event.  There shall not have been any delay, error, failure or interruption in the conduct of the business of BSFG, or any loss, injury, delay, damage, distress, or other casualty, due to force majeure including but not limited to (a) acts of God; (b) fire or explosion; (c) war, acts of terrorism or other civil unrest; or (d) national emergency.

9.4           Certificate of Officer.  The BSFG will have delivered to Youchange a certificate, dated as of the Closing Date, executed by an officer of BSFG, certifying the satisfaction of the conditions specified in Sections 9.1, 9.2, 9.3, 9.9 and 9.10.

9.5           Consents.  All material consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by BSFG and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated by this Agreement including the approval by the shareholder of Merger Sub, as required, shall have been obtained and made by BSFG, except where the failure to receive such consents, waivers, approvals, authorizations or orders or to make such filings would not have a Material Adverse Effect on Youchange or BSFG.

9.6           Documents.  The BSFG must have caused the following documents to be delivered to Youchange:

(a)                 share certificates evidencing each holder of the Merged Interests' portion of the Exchange Shares or irrevocable instructions addressed and delivered to the BSFG transfer agent directing the preparation, issuance and delivery of such share certificates;

(b)                 a Secretary's Certificate, dated as of the Closing Date certifying attached copies of (i) the Organizational Documents of BSFG, (ii) the resolutions of BSFG Board approving this Agreement and the transactions contemplated hereby; and (iii) the incumbency of each authorized officer of BSFG signing this Agreement and any other agreement or instrument contemplated hereby to which BSFG is a party;

(c)                 a Certificate of Good Standing of BSFG;

(d)                 each of the Transaction Documents to which BSFG is a party, duly executed; and

(e)                 such other documents as Youchange may reasonably request for the purpose of (i) evidencing the accuracy of any representation or warranty of BSFG pursuant to Section 9.1, (ii) evidencing the performance by BSFG of, or the compliance by BSFG with, any covenant or obligation required to be performed or complied with by, BSFG, (iii) evidencing the satisfaction of any condition referred to in this Section 9, or (iv) otherwise facilitating the consummation of any of the transactions contemplated by this Agreement.

9.7           No Proceedings.  Since the date of this Agreement, there must not have been commenced or threatened against BSFG, Youchange or Merger Sub, or against any Affiliate thereof, any Proceeding (which Proceeding remains unresolved as of the Closing Date) (a) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated hereby, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated hereby.

9.8           Third Party Consents. BSFG shall have received any requisite approvals to this Agreement from all third parties having, under the terms of any of its agreements, the right to approve or reject this Agreement or cancel this Agreement with BSFG on or before the Closing; BSFG represents that all such third parties will have been disclosed to Youchange in writing as of the Closing Date.

SECTION 10
TERMINATION

10.1                         Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a)   by mutual written agreement of the parties;

(b)   by BSFG, if Youchange has committed a material breach of any provision of this Agreement that has not been cured within thirty (30) days of written notice of such material breach;

(c)   by Youchange, if BSFG has committed a material breach of any provision of this Agreement that has not been cured within thirty (30) days of written notice of such material breach;

(d)   by any party hereto, if an order, decree, ruling, judgment or injunction has been entered by any Governmental Authority of competent jurisdiction permanently restraining, enjoining or otherwise limiting or prohibiting the consummation of the transaction, contemplated by this Agreement and such order, decree, ruling, judgment or injunction has become final and non-appealable; or

(e)    automatically, without any action by any party, if the Closing has not occurred on or before April 1, 2010.

10.2          Effect of Termination. If this Agreement is terminated as provided in Section 10.1, then all further obligations under this Agreement shall terminate and no party hereto shall have any liability in respect of the termination of this Agreement; provided, however, that the confidentiality obligations of each party described in Section 12.3 will survive any such termination; provided further that no such termination will relieve any party from liability for any breach of any representation, warranty, covenant or agreement set forth in this Agreement prior to such termination and in the event of such breach, the parties to this Agreement shall be entitled to exercise any and all remedies available under law or equity in accordance with this Agreement and, if such termination resulted from a breach of any covenant in this Agreement by the breaching party(ies), the non-breach party(ies) shall be entitled to be reimbursed by the breaching party(ies) for any and all reasonable out-of-pocket expenses incurred by such non-breaching part(ies) in connection with this Agreement, the transactions contemplated hereby and/or such breach of covenant.

SECTION 11

INDEMNIFICATION; REMEDIES; DISPUTE RESOLUTION

11.1      Survival. All representations, warranties, covenants, and obligations in this Agreement shall expire on the first (1st) anniversary of the date this Agreement is executed (the "Survival Period").  The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

11.2    Indemnification by the Youchange.  From and after the execution of this Agreement until the expiration of the Survival Period, Youchange shall indemnify and hold harmless BSFG (the "BSFG Indemnified Party"), from and against any Damages arising, directly or indirectly, from or in connection with:

(a)                 Any misrepresentation or breach of warranty made by Youchange in this Agreement or in any certificate delivered by Youchange or its shareholders pursuant to this Agreement;

(b)                 any breach by Youchange of any covenant or obligation of Youchange in this Agreement required to be performed by Youchange on or prior to the Closing Date; or

(c)                 any and all Damages against Youchange, occurring on or prior to the Closing Date.

11.3    Indemnification by BSFG.  From and after the execution of this Agreement until the expiration of the Survival Period, BSFG shall indemnify and hold harmless Youchange its directors, officers, employees and agents (the "Youchange Indemnified Parties"), from and against any Damages arising, directly or indirectly, from or in connection with:

(a)                 any misrepresentation or breach of warranty made by BSFG in this Agreement or in any certificate delivered by BSFG pursuant to this Agreement;

(b)                 any breach by BSFG of any covenant or obligation of BSFG in this Agreement required to be performed by BSFG on or prior to the Closing Date; or

(c)                 any and all Damages against BSFG occurring on or prior to the Closing Date.

11.4    Limitations on Liability.  No BSFG Indemnified Party or Youchange Indemnified Party shall be entitled to indemnification pursuant to Section 11.2 or 11.3, respectively, unless and until the aggregate amount of Damages to all BSFG Indemnified Party or Youchange Indemnified Parties, respectively, with respect to such matters under Section 11.5 exceeds $20,000, at which time, the BSFG Indemnified Parties or Youchange Indemnified Parties, respectively, shall be entitled to indemnification for the total amount of such Damages in excess of $20,000. No BSFG Indemnified Party or Youchange Indemnified Party shall be entitled to indemnification pursuant to Section 11.2 or 11.3, respectively, to the extent the aggregate amount of Damages to all BSFG Indemnified Party or Youchange Indemnified Parties, respectively, with respect to such matters under Section 11.5 exceeds $100,000.

11.5    Determining Damages.  Materiality qualifications to the representations and warranties of Youchange, BSFG or Merger Sub shall not be taken into account in determining the amount of Damages occasioned by a breach of any such representation and warranty for purposes of determining whether the aggregate damage threshold set forth in Section 11.4 has been met.

11.6     Dispute Resolution.  Each of the parties consents to the jurisdiction of the Superior Courts of the State of Arizona sitting in Maricopa County, Arizona and the U.S. District Court for the District of Arizona sitting in Phoenix, Arizona in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens to the bringing of any such proceeding in such jurisdictions.

SECTION 12

GENERAL PROVISIONS

12.1     Expenses.  Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated by this Agreement, including all fees and expenses of agents, representatives, counsel, and accountants.  In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

12.2     Public Announcements.  BSFG shall promptly, but no later than three (3) days following the execution of this Agreement, issue a press release disclosing the transactions contemplated hereby.  Prior to the Closing Date, Youchange and BSFG shall consult with each other in issuing any other press releases or otherwise making public statements or filings and other communications with the Commission or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby, and neither party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

12.3     Confidentiality.

(a)           Subsequent to the date of this Agreement, BSFG, Merger Sub and Youchange will maintain in confidence, and will cause their respective directors, officers, employees, agents, and advisors to maintain in confidence, any written, oral, or other information obtained in confidence from another party in connection with this Agreement or the transactions contemplated by this Agreement, unless (i) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (ii) the use of such information is necessary or appropriate in making any required filing with the Commission, or obtaining any consent or approval required for the consummation of the transactions contemplated by this Agreement, or (iii) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

(b)           In the event that any party is required to disclose any information of another party pursuant to Section (ii) or (iii) of Section 12.3(a), the party requested or required to make the disclosure (the "disclosing party") shall provide the party that provided such information (the "providing party") with prompt notice of any such requirement so that the providing party may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 12.3.  If, in the absence of a protective order or other remedy or the receipt of a waiver by the providing party, the disclosing party is nonetheless, in the opinion of counsel, legally compelled to disclose the information of the providing party, the disclosing party may, without liability hereunder, disclose only that portion of the providing party's information which such counsel advises is legally required to be disclosed, provided that the disclosing party exercises its reasonable efforts to preserve the confidentiality of the providing party's information, including, without limitation, by cooperating with the providing party to obtain an appropriate protective order or other relief assurance that confidential treatment will be accorded the providing party's information.

(c)                 If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

12.4     Notices.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by written notice to the other parties):

If to BSFG:

BlueStar Financial Group, Inc.
11445 E. Via Linda, Suite 2149
Scottsdale, Texas 75259
Attention:  Richard A. Papworth
Telephone No: (480) 768-7199
Facsimile No.: (866) 536-4044

If to Youchange:

YouChange, Inc.
11445 E. Via Linda, Suite 2-419
Scottsdale, Arizona 85259
Attention: Jeffrey Rassás, President & CEO
Telephone No: (480) 463-4246
Facsimile No: (866) 536-4044

with a copy to

Jeffrey Perry, Esq
Jeffrey R. Perry Law Firm, P.C.
7119 E. Shea Blvd., Suite 109-111
Scottsdale, AZ 85254-6107
Telephone No.: 480-368-5441
Facsimile No.: 1-866-288-4877

12.5           Further Assurances.  The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.6           Waiver.  The rights and remedies of the parties to this Agreement are cumulative and not alternative.  Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

12.7           Entire Agreement; Modification.  This Agreement supersedes all prior agreements among the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement among the parties with respect to its subject matter.  This Agreement may not be amended except by a written agreement executed by all of the parties.

12.8           Assignment; Successors; and Third Party Beneficiaries.  No party may assign any of its rights under this Agreement without the prior consent of the other parties.  Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties.  Except as set forth in Section 7.1, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.9           Severability.  If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.10           Section Headings; Construction.  The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to "Section" or "Sections" refer to the corresponding Section, Sections, Article or Articles of this Agreement.  All words used in this Agreement will be construed to be of such gender or number as the circumstances require.  Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.11           Governing Law and Jurisdiction.  This Agreement will be governed by the laws of the State of Arizona without regard to conflicts of laws principles. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. The parties hereby waive all rights to a trial by jury. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys' fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

12.12           Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.13           Separate Counsel.  The parties stipulate and agree that, in entering into this Agreement, they have relied upon the advice and representation of counsel and other advisors selected by them.

12.14           Waiver. At any time prior to the Closing Date, the parties hereto may by mutual agreement extend the time for the performance of any of the obligations or other acts of any other party hereto.  Any party may waive any inaccuracies in the representations and warranties of any other party contained herein or in any schedule or document delivered pursuant hereto and waive compliance by any other party with any of the covenants, agreements or conditions contained herein.  Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto.

[Signatures on Following Page]

IN WITNESS WHEREOF, the parties have executed and delivered this Share Exchange Agreement as of the date first written above.

BSFG:                                                                                            YOUCHANGE:
BLUESTAR FINANCIAL GROUP, INC.                                   YOUCHANGE, INC.

By:    /s/ Richard A. Papworth                                                                              By:   /s/ Jeffrey Rassás
Richard A. Papworth                                                                                    Jeffrey Rassás
Chief Executive Officer                                                                                 President & CEO

MERGER SUB:
BLUESTAR ACQUISITION CORPORATION

By:    /s/ Richard A. Papworth
Richard A. Papworth
President

EXHIBIT A

Form of Articles of Merger

ARTICLES OF MERGER

BLUESTAR ACQUISITION CORPORATION,
an Arizona Corporation,

INTO

YOUCHANGE, INC.,
an Arizona Corporation

Pursuant to A.R.S. §10-1105(A), the undersigned corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

   1. Names of Parties.  The parties to the merger herein described are YouChange, Inc., an Arizona corporation ("Surviving Corporation") and BlueStar Acquisition Corporation, an Arizona corporation ("Disappearing Corporation").

  2. Surviving Corporation Known Place of Business and Statutory Agent.  Surviving Corporation is the surviving corporation.  The known place of business of Surviving Corporation is 11445 E. Via Linda, Suite 2-419, Scottsdale, AZ 85259.  The statutory agent of Surviving Corporation is Mark D. Chester, Esq., whose address is c/o Chester & Shein, P.C., 8777 North Gainey Center Drive, Suite 191, Scottsdale, AZ 85258.

  3. Outstanding Shares.  The designation, number of outstanding shares and number of votes entitled to be cast by each voting group entitled to vote separately on the plan of merger was as follows:

Common Stock Outstanding
Entitled to Vote

Disappearing Corporation                                                                100

Surviving Corporation                                                      __________

  4. Approvals. _______________________ outstanding shares of Common Stock of Surviving Corporation were voted in favor of the plan of merger.  One hundred (100) outstanding shares of Common Stock of Disappearing Corporation were voted in favor of the plan of merger.  The number of votes cast in favor of the plan of merger by each voting group was sufficient for approval by such group.

           IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this _______ day of ______, 2010.

BlueStar Acquisition Corporation ,
an Arizona corporation

By: ___________________________________

Name:      Richard A. Papworth
Its:           President

YouChange, Inc.,
an Arizona corporation

By: __________________________________

Name:      Jeffrey Rassás
Its:           President & CEO

SCHEDULES

(References are to Section Numbers )

SECTION 5 - REPRESENTATIONS AND WARRANTIES OF YOUCHANGE
5.1           Arizona
5.2           None
5.3           None
5.4           None
5.5           None
5.6           None
5.7           None
5.8           None
5.9           None
5.10           None
5.11           None
5.12           None
5.13           Note payable with Eric Moe and B Jorgensen for $75,000 bearing interest at 9% due June 28, 2010.
5.14           a)           None
b)           None
c)           None
5.15           a)           None
b)           None
c)           None
d)           None
e)           None
5.16           a)           Jeffrey Rassás, CEO and Director; Richard Papworth, CFO; Naser Ahmad, Chief Technology Officer.  None of which is receiving a salary as an employee of YouChange. There are no other benefits, deferred or otherwise that are being provided to these officers.
b)           None
5.17           a)           None
b)           None
c)           None
d)           None
e)           YouChange; Youchange.com
f)           None
g)           None
5.18           None
5.19           None
5.20           None
5.21           None
5.22           None
5.23           None
5.24           None
5.25           None

SECTION 6 - REPRESENTATIONS AND WARRANTIES OF BSFG AND MERGER SUB
6.1           None
6.2           BlueStar Acquisition Corporation
6.3           None
6.4           None
6.5           None
6.6           None
6.7           None
6.8           a)           None
b)           None
c)           None
6.9           None
6.10           None
6.11           None
6.12           None
6.13           a)           None
b)           None
c)           None
d)           None
e)           None
f)           None
g)           None
h)           None
i)           None
j)           None
k)           None
l)           None
m)           None
n)           None

6.14           a)           None
b)           None
6.15           a)           Richard Papworth, Interim CEO, no compensation received for these services.
b)           None
6.16           a)           None
b)           None
c)           None
d)           None
e)           None
f)           None
6.18           None
6.19           None
6.20           None
6.21           None
6.22           None
6.23           None
6.24           None
6.25           None
6.26           None

6.27           a)           None
b)           None
6.28           None
6.29           None
6.30           None